Exhibit 99.1

Corporate Contacts

Wilson W. Cheung	Jane Green
Chief Financial Officer	Investors/Media
650.358.3434	650.358.1447
wcheung@sciclone.com	jgreen@sciclone.com

SCICLONE REPORTS 2016 FINANCIAL RESULTS AND 2017 OUTLOOK

ZADAXIN® Continues Strong Volume Growth; Remains Leading Brand in Thymalfasin Market

FOSTER CITY, CA – March 6, 2017 – SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today reported financial results for the fourth quarter and year ended December 31, 2016.

•

Revenues: In the fourth quarter of 2016, SciClone reported revenues of $44.1 million, compared to $42.9 million for the same period in 2015. Revenues for the full year 2016 were $160.1 million, compared to $157.3 million for the full year of 2015.

•

GAAP Diluted EPS: In the fourth quarter of 2016, SciClone reported GAAP diluted net income per share of $0.12, compared to GAAP diluted net income per share of $0.24 for the same period in 2015. GAAP diluted net income per share for the full year 2016 was $0.58, compared to $0.56 for the full year of 2015.

•

Non-GAAP Diluted EPS: In the fourth quarter of 2016, SciClone reported non-GAAP diluted net income per share of $0.20, compared to $0.30 for the same period in 2015. Non-GAAP diluted net income per share for the full year of 2016 was $0.83, compared to $1.00 for the full year of 2015.

Revenues in the fourth quarter of 2016 were $44.1 million, a $1.2 million or 3% increase, compared to $42.9 million for the same period in 2015. For the year ended December 31, 2016, revenues were $160.1 million, compared to revenues of $157.3 million last year. ZADAXIN® revenues were $42.2 million in the fourth quarter of 2016, a $2.0 million or 5% increase, compared to $40.2 million for the same period in 2015.  The 5% increase in ZADAXIN revenues for the fourth quarter of 2016, compared to the same period last year, includes an 8% increase in ZADAXIN volume sales, partially offset primarily by the effects of foreign exchange, compared to the same period last year. ZADAXIN revenues were $150.1 million for the year ended December 31, 2016, a $4.0 million or 3% increase, compared to $146.1 million for the full year of 2015. Promotion services revenues were $0.8 million for the fourth quarter of 2016, a $0.1 million or 13% decrease compared to $0.9 million in the same period in 2015. Promotion services revenues were $4.2 million for the year ended December 31, 2016, compared to $2.9 million for the year ended December 31, 2015, a $1.2 million or 42% increase year over year, reflecting overall higher demand for the Company’s promotion services oncology portfolio.

On a GAAP basis, SciClone reported net income in the fourth quarter of 2016 of $6.4 million, or $0.13 and $0.12 per share on a basic and diluted basis, respectively, compared to net income of $12.5 million, or $0.25 and $0.24 per share on a basic and diluted basis, respectively, for the same period in 2015. SciClone’s net income for the year ended December 31, 2016 was $30.7 million, compared with net income of $29.5 million for the same period in the prior year, or $0.61 and $0.58 per share on a basic and diluted basis, respectively, for the year ended December 31, 2016, compared with $0.59 and $0.56 per share on a basic and diluted basis, respectively, for the full year of 2015.

SciClone’s non-GAAP net income in the fourth quarter of 2016 was $10.7 million, or $0.21 and $0.20 per share on a basic and diluted basis, respectively, compared with non-GAAP net income of $15.5 million, or $0.31 and $0.30 per share on a basic and diluted basis, respectively, for the same period last year. SciClone’s non-GAAP net income for the year ended December 31, 2016 was $43.8 million, compared with non-GAAP net income of $52.2 million for the full year of 2015, or $0.87 and $0.83 per share on a basic and diluted basis, respectively, for the year ended December 31, 2016, compared with non-GAAP net income of $1.05 and $1.00 per share on a basic and diluted basis, respectively, for the full year of 2015.

Friedhelm Blobel, PhD, SciClone’s Chief Executive Officer, commented: “We are pleased with our performance in the fourth quarter and year to date 2016, which is in line with our expectations, and reflects the value and continued growth potential of our core business, led by ZADAXIN. ZADAXIN’s volume growth continues to out-perform the growth rate of the China pharmaceuticals market, underscoring its strength as the leading thymalfasin brand, with a 17% volume share and more than a 40% value share. We are confident that ZADAXIN has significant growth potential as a differentiated, high quality, Western-manufactured brand, and that the marketplace demand will remain strong in 2017.

“In 2016, we achieved strong growth in our oncology portfolio, as reflected in a 19% overall increase year over year in our Pfizer and Baxter oncology business. The market introduction of DC Bead® is progressing as well as our pipeline of products in various stages of development. We successfully won new tenders in 2016 at favorable pricing. A key 2017 goal is to increase the pace of market uptake and drive sales. We expect additional progress in advancing our development portfolio in 2017, including the important upcoming milestone of the approval of the Angiomax® bivalirudin new drug application, anticipated at the end of the year or beginning of 2018.

“The China pharmaceuticals market continues to evolve, presenting both challenges and opportunities. The expected growth rate of 6-7% continues to outpace Western markets, reinforcing our confidence in continued opportunities for SciClone’s success. Our core strategies are to continually grow our commercial business, advance and expand our development portfolio through creative partnering, maintain high levels of fiscal responsibility and compliance and continue to build our reputation and standing as a key player in the China pharma market.”

For the fourth quarter of 2016, sales and marketing (S&M) expenses were $14.6 million, compared with $14.9 million for the same period of 2015. The decrease in S&M for the fourth quarter of 2016, compared to the same period in 2015, is primarily related to decreases in sales and marketing events and lower DC Bead-related launch costs. For the year ended December 31, 2016, S&M expenses were $54.7 million, compared with $54.0 million, for the full year of 2015.

For the fourth quarter of 2016, research and development (R&D) expenses were $5.6 million, compared with $3.6 million of R&D expenses for the same period of 2015. For the fourth quarter of 2016 and 2015, we recorded $2.3 million and $2.0 million, respectively, related to upfront and milestone payments for in-license arrangements with certain licensees and $3.3 million and $1.6 million, respectively, related to R&D expenses for clinical and preclinical R&D activities with certain licensees. For the year ended December 31, 2016, R&D expenses were $15.1 million, compared with $12.3 million, for the full year of 2015.

For the fourth quarter of 2016, general and administrative (G&A) expenses were $10.7 million, compared with $6.5 million for the same period in 2015. For the year ended December 31, 2016, G&A expenses were $34.2 million, compared with $27.9 million for the full year of 2015. G&A was higher for both the fourth quarter and year 2016, compared to the same periods of 2015, related to legal costs in connection with the Company’s ongoing strategic review, higher transaction losses on foreign exchange related to sales of ZADAXIN to our exclusive China importer and tier 1 distributor being denominated in RMB since July 1, 2016, and stock-based compensation expenses.

For the fourth quarter of 2016, SciClone’s income tax expense was $0.8 million, compared with $0.2 million for the same period in 2015. Income tax expense was higher in the fourth quarter of 2016 related to sales and related marketing activities of the Company’s China business for the fourth quarter of 2016. For the year ended December 31, 2016, income tax expense was $3.4 million, compared with $0.8 million, for the full year of 2015, and included a $1.3 million uncertain tax provision for our China operations.

As of December 31, 2016, cash and cash equivalents totaled $134.4 million, compared to $101.4 million as of December 31, 2015, excluding the $12.8 million of restricted cash held in escrow as of December 31, 2015 for the SEC settlement which was released and paid in February 2016.

SciClone has presented non-GAAP information above as the Company believes this non-GAAP information is useful for investors, taken in conjunction with SciClone’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of SciClone’s operating results as reported under GAAP. The non-GAAP calculations and reconciliation are provided in the accompanying table titled “Reconciliation of GAAP to Non-GAAP Net Income” except that for the non-GAAP EPS referenced in “Outlook for 2017”  below, the Company is unable to provide a quantitative reconciliation of its forward-looking estimate of non-GAAP EPS to a forward-looking estimate of GAAP EPS because certain information needed to make a reasonable forward-looking estimate of GAAP EPS for the full fiscal year 2017 is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of the Company's control, for example, milestone payments.

Outlook for 2017

SciClone projects its 2017 revenue to be in the range between $170 and $175 million, driven by ZADAXIN revenues; and its non-GAAP diluted earnings per share to be in the range between $0.60 and $0.64.

The Company’s outlook for 2017 continues to be influenced by several factors, including the overall growth rate of the China pharmaceuticals market, anticipated pricing pressure at the provincial level, the effects of foreign exchange and higher R&D expenses as it continues to advance its pipeline products toward commercialization. The Company further expects that pricing pressures on revenue in 2017 will be offset, at least in significant part, through sharing of the burden with its China distributors and potentially through volume increases.

Conference Call Today

SciClone is hosting a conference call today at 8:30 am ET (5:30 am PT) to provide a financial update. The call will be hosted by Friedhelm Blobel, PhD, President and Chief Executive Officer, and Wilson W. Cheung, Senior Vice President and Chief Financial Officer.

LIVE CALL:	877.674.6420 (US/Canada)
920.663.6281
Passcode: 57040719

The conference call will contain forward-looking statements. Interested parties who wish to listen to the webcast should visit the Investor Relations section of SciClone's website at www.sciclone.com. The information provided on the teleconference is accurate only at the time of the conference call, and SciClone will take no responsibility for providing updated information except as required by law.

About SciClone

SciClone Pharmaceuticals is a revenue-generating, specialty pharmaceutical company with a substantial commercial business in China and a product portfolio spanning major therapeutic markets including oncology, infectious diseases and cardiovascular disorders. SciClone’s proprietary lead product, ZADAXIN® (thymalfasin), is approved in over 30 countries and may be used for the treatment of hepatitis B (HBV), hepatitis C (HCV), and certain cancers, and as an immune system enhancer, according to the local regulatory approvals. The Company has successfully in-licensed and commercialized products with the potential to become future market leaders and to drive the Company's long-term growth, including DC Bead®, a novel treatment for liver cancer now approved in China, and several other products in late stage development in China. Through its promotion business with pharmaceutical partners, SciClone also markets multiple branded products in China which are therapeutically differentiated. SciClone is a publicly-held corporation based in Foster City, California, and trades on the NASDAQ Global Select Market under the symbol SCLN. For additional information, please visit www.sciclone.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding expected future events and SciClone’s financial results and expectations, including, without limitation, statements regarding SciClone’s business strategy and growth, product and development portfolios, market opportunities and forecasted financial results.  Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. These include risks and uncertainties relating to: the course, cost and outcome of regulatory matters, including future pricing decisions by authorities in China; the dependence of SciClone’s sales of ZADAXIN in China; SciClone’s ability to execute on its goals in China and on its objectives for earnings and revenue in fiscal 2017; SciClone’s ability to implement and maintain controls over its financial reporting;  the dependence of its current and future revenue and prospects on third-party license, promotion or distribution agreements, including the need to renew such agreements, enter into similar agreements, or end arrangements that SciClone does not believe are beneficial; operating an international business, including currency exchange fluctuations; uncertainty in the prospects for unapproved products, including uncertainties as to pricing and competition and risks relating to the clinical trial process and related regulatory approval process and the process of initiating trials at, and enrolling patients at, clinical sites. Please also refer to other risks and uncertainties described in SciClone's filings with the SEC. All forward-looking statements are based on information currently available to SciClone and SciClone assumes no obligation to update any such forward-looking statements.

SciClone, SciClone Pharmaceuticals, the SciClone Pharmaceuticals design, the SciClone logo and ZADAXIN are registered trademarks of SciClone Pharmaceuticals, Inc. in the United States and numerous other countries.

SCICLONE PHARMACEUTICALS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2016	2015	2016	2015
Revenues:
Product sales, net	$43,291	$41,973	$155,937	$154,329
Promotion services	771	890	4,159	2,928
Total net revenues	44,062	42,863	160,096	157,257
Operating expenses:
Cost of product sales	5,788	5,217	22,898	22,348
Sales and marketing	14,600	14,863	54,704	53,961
Research and development	5,558	3,606	15,078	12,314
General and administrative	10,709	6,487	34,181	27,897
SEC settlement expense	—	—	—	10,826
Total operating expenses	36,655	30,173	126,861	127,346
Income from operations	7,407	12,690	33,235	29,911
Non-operating income (expense):
Interest and investment income	270	255	1,062	869
Other expense, net	(494)	(205)	(164)	(510)
Income before provision for income tax	7,183	12,740	34,133	30,270
Provision for income tax	772	196	3,404	807
Net income	$6,411	$12,544	$30,729	$29,463

Basic net income per share	$0.13	$0.25	$0.61	$0.59
Diluted net income per share	$0.12	$0.24	$0.58	$0.56

Basic shares outstanding	51,063	49,433	50,235	49,797
Diluted shares outstanding	52,751	51,657	52,566	52,173

SCICLONE PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2016	2015	2016	2015
GAAP net income	$6,411	$12,544	$30,729	$29,463
Non-GAAP adjustments:
Employee stock-based compensation	1,857	1,004	6,433	4,441
In-license upfront and milestone costs	2,263	2,000	4,518	7,500
SEC settlement expense	—	—	—	10,826
Strategic review expense	202	—	2,156	—
Non-GAAP net income	$10,733	$15,548	$43,836	$52,230

Non-GAAP basic net income per share	$0.21	$0.31	$0.87	$1.05
Non-GAAP diluted net income per share	$0.20	$0.30	$0.83	$1.00

Weighted average shares used in computing
Non-GAAP basic net income per share	51,063	49,433	50,235	49,797
Non-GAAP diluted net income per share	52,751	51,657	52,566	52,173

SciClone management uses these non-GAAP financial measures to monitor and evaluate the Company’s operating results and trends on an on-going basis and internally for operations, budgeting and financial planning purposes. SciClone believes the non-GAAP information is useful for investors by offering them the ability to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expenses that affect SciClone. These non-GAAP financial measures that management uses are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP.

SciClone’s non-GAAP financial measures exclude the following items from GAAP net income and net income per share:

•	Employee stock-based compensation. The effects of non-cash employee stock-based compensation.
•

In-license upfront and milestone costs. SciClone recorded $2.3 million and $2.0 million to R&D expense related to upfront and milestone payments incurred under licensing agreements in the fourth quarter of 2016 and 2015, respectively. SciClone recorded $4.5 million and $7.5 million to R&D expense related to upfront and milestone payments incurred under licensing agreements in the years ended December 31, 2016 and 2015, respectively.

•	SEC settlement expense. The Company recorded additional expense in 2015 related to its settlement with the SEC.
•	Strategic review expense. The effects of costs incurred related to the Company’s strategic review for the purpose of maximizing shareholder value.

SCICLONE PHARMACEUTICALS, INC.

UNAUDITED SELECTED BALANCE SHEET DATA

(in thousands)

75

	December 31,	December 31,
	2016	2015
Cash and cash equivalents	$134,395	$101,403
Restricted cash	—	12,826
Accounts receivable, net	41,510	39,363
Inventories	16,587	10,976
Goodwill	30,838	32,979
Total assets	241,898	216,619
Total current liabilities	26,441	36,820
Total shareholders' equity	215,365	179,712